UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2023 (December 9, 2022)

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Amendment to our Current Report on Form 8-K filed on December 15, 2022 (the “Form 8-K”), is to provide information that was not determined or available at the time of the filing of the Form 8-K with respect to the election of Paul Sternlieb (“Mr. Sternlieb”) to serve as a Director on the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”), effective as of January 1, 2023.

At the meeting of the Company’s Board on January 31, 2023, the Board appointed Mr. Sternlieb to the Audit Committee of the Board, to serve in such capacity until his successor has been chosen and elected or until his earlier resignation or removal.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	February 1, 2023	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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